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                                                                   EXHIBIT 23(b)
Exhibit 23(b)--Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-44263) and related Prospectus of AmSouth Bancorporation for the registration of up to $500,000,000 of debt or equity securities and to the incorporation by reference therein of our report dated February 10, 1998, with respect to the consolidated financial statements of AmSouth Bancorporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Birmingham, Alabama
August 13, 1998